Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-11 of our reports dated March 31, 2009, relating to the consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and relating to the financial statement schedules of the Company and our report dated March 31, 2009 relating to the consolidated financial statements of Hines U.S. Core Office Fund, L.P. and subsidiaries as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, appearing in the Annual Report on Form 10-K of Hines Real Estate Investment Trust, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Houston, Texas
October 9, 2009